Exhibit 99.1

NEWS RELEASE

Vistra Reports Full-Year 2023 Results, Announces Expected Closing of Energy Harbor Transaction On March 1, 2024

Earnings Release Highlights

•	GAAP full-year 2023 Net Income of $1,492 million and Cash Flow from Operations of $5,453 million.

•

Net Income from Ongoing Operations[1] of $1,498 million, Ongoing Operations Adjusted EBITDA[1] of $4,140 million, $440 million higher than the midpoint of the original guidance range announced in Nov. 2022, and Ongoing Operations Adjusted FCFbG[1] of $2,491 million, exceeding the midpoint of the original guidance by $441 million.

•	Announced Federal Energy Regulatory Commission (“FERC”) approval of the pending Energy Harbor Corp. (“Energy Harbor”) acquisition, with closing expected to occur on March 1, 2024.

•

Repurchased approximately 98% of the outstanding beneficial interests in the rights to receive payments under the Tax Receivable Agreement (“TRA”), increasing expected free cash flow over the next several years and simplifying the company’s capital structure.

•	Board authorized an additional $1.5 billion of share repurchases, which is expected to be utilized by year-end 2025.

IRVING, Texas — Feb. 28, 2024 — Vistra Corp. (NYSE: VST) today reported its full-year 2023 financial results and other highlights.

“I want to thank our Vistra team of nearly 5,000 men and women for a very strong year of operational and financial performance. Their focus on safety, operational excellence, and customer experience enabled the production and delivery of safe, reliable, and affordable power to our retail and commercial customers across the country despite several significant weather events throughout the year,” said Jim Burke, President and CEO of Vistra. “Our integrated model performed very well and enabled us to stay focused on the four key strategic priorities underpinning our Vistra strategy.”

Burke continued, “We are excited to have recently received the final regulatory approval needed to close the acquisition of Energy Harbor. We believe this will be a transformational acquisition for our company, meaningfully scaling our zero-carbon business that provides reliable, dispatchable power. We are confident that the addition of Energy Harbor will allow Vistra to leverage its core strengths of safely and reliably operating power generation facilities, serving our retail customers, and managing commercial risk. We expect the transaction to close on March 1st and look forward to welcoming our new colleagues to the Vistra team.”

Vistra – Press Release

Feb. 28, 2024, Page 2

Summary of Financial Results for the Year Ended December 31, 20232

(Unaudited) (Millions of Dollars)

	Year Ended December 31,
	2023	2022
Net income	$1,492	$(1,210)
Ongoing Operations Net Income	$1,498	$(1,063)
Ongoing Operations Adjusted EBITDA	$4,140	$3,119
Adjusted EBITDA by Segment
Retail	$1,105	$923
Texas	$1,770	$1,438
East	$707	$608
West	$263	$152
Sunset	$358	$42
Corporate and Other	$(63)	$(44)
Asset Closure	$(39)	$(125)

For the year ended Dec. 31, 2023, Vistra reported Net Income of $1,492 million, Net Income from Ongoing Operations1 of $1,498 million, and Ongoing Operations Adjusted EBITDA1 of $4,140 million. Net Income for the full year 2023 was an improvement of $2,702 million from the full year 2022 Net Loss, driven primarily by the reversal of unrealized hedging losses in 2022. Ongoing Operations Adjusted EBITDA for the full-year 2023 was $1,021 million higher than the full-year 2022, driven primarily by strong counts and margin performance in retail and the availability and performance of our generation units, especially in the summer months in ERCOT, combined with our comprehensive hedging program and our ability to optimize our flexible assets.

Guidance3

($ in millions)	Reaffirmed 2024 Vistra Standalone Guidance Ranges
Ongoing Operations Adjusted EBITDA	$3,700 - $4,100
Ongoing Operations Adjusted FCFbG	$1,900 - $2,300

The $3,900 million midpoint of Vistra’s Standalone 2024 Ongoing Operations Adjusted EBITDA Guidance range is meaningfully higher than the range of midpoint opportunities the company had estimated in its earnings presentations in 2022 and the first half of 2023.

As of Feb. 23, 2024, Vistra has hedged approximately 99% of its expected generation volumes for the balance of 2024 and approximately 87% for 2025. Vistra’s comprehensive hedging program, as well as forward price curves as of Feb. 23, 2024, support the company’s 2024 standalone guidance ranges and its previously announced Ongoing Operations Adjusted EBITDA midpoint opportunity for 2025. Vistra is anticipating the 2025 midpoint opportunity to be in the range of $3,800 million to $4,000 million for Ongoing Operations Adjusted EBITDA (exclusive of any future EBITDA contribution from Energy Harbor).4

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Feb. 28, 2024, Page 3

Share Repurchase Program

As of Feb. 23, 2024:

•	Vistra executed ~$3.7 billion in share repurchases since November 2021.

•	Vistra’s Board of Directors authorized an additional $1.5 billion of share repurchases.

•	Vistra had ~348 million shares outstanding, representing a ~28% reduction of the amount of the shares outstanding on Nov. 2, 2021.

Vistra expects to spend $2.25 billion on share repurchases in 2024 and 2025.

Repurchase of TRA Rights

As of Feb. 23, 2024, Vistra repurchased approximately 98% of the outstanding beneficial interests in the rights (the “TRA Rights”) to receive payments under the TRA, in exchange for approximately $475 million of newly issued 8.875% Series C Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock and approximately $150 million of cash. In addition to simplifying Vistra’s capital structure, these repurchases are expected to be cash flow accretive over the foreseeable planning horizon.

Clean Energy Investments

Vistra is focused on reliability, affordability and sustainability of electricity in the markets in which we operate. Vistra continues to grow its fleet of zero-carbon resources, advancing these interests through cost-effective, strategic investments in solar and battery storage developments and through the upcoming acquisition of Energy Harbor.

On Nov. 6, 2023, Vistra published its 2023 Climate Report in accordance with the Task Force on Climate-related Financial Disclosures (TCFD) framework. The TCFD framework provides a set of recommended climate-related disclosures and guidelines that companies may use to better inform investors, customers, and other stakeholders. Vistra cares about its stakeholders and is proud to share with them how the company is well-prepared to manage climate-related risks as well as capitalize on potential opportunities.

In February 2024, FERC approved Vistra‘s acquisition of Energy Harbor, which will add more than 4,000 MW of nuclear generation to its portfolio along with approximately 1 million additional retail customers. Together with Vistra’s existing 2,400 MW Comanche Peak nuclear power plant, this acquisition will bring Vistra’s nuclear capacity to more than 6,400 MW at the transaction’s closing, which is expected to occur on March 1, 2024. Further, in 2022, Comanche Peak applied to extend its operating licenses through 2050 and 2053 for the two-unit facility, an additional 20 years beyond the original licenses. This process is advancing as expected.

The Inflation Reduction Act is anticipated to provide the opportunity to realize material benefits to Vistra with respect to its renewables and energy storage projects, as well as provide strong price support via the nuclear production tax credit for its nuclear facilities, including those being acquired through the Energy Harbor transaction.

Vistra expects to start construction this spring on its three larger Illinois solar and energy storage projects, part of the Coal-to-Solar and Energy Storage Initiative. Vistra intends to remain strategic and disciplined with respect to the timing of investments in renewables and energy storage projects.

Vistra – Press Release

Feb. 28, 2024, Page 4

Liquidity

As of Dec. 31, 2023, Vistra had total available liquidity of approximately $5,799 million, including cash and cash equivalents of $3,485 million, $1,213 million of availability under its corporate revolving credit facility, and $1,101 million of availability under its commodity-linked revolving credit facility.5 Available capacity under the commodity-linked revolving credit facility reflects the borrowing base as of Dec. 31, 2023. Available liquidity excludes approximately $750 million and $125 million of undrawn available borrowing capacity as of Dec. 31, 2023, under Vistra’s accounts receivable and repurchase facility financing arrangements, respectively, and $474 million of commitments under the commodity-linked revolving credit facility that were not available to be drawn as of Dec. 31, 2023.

Earnings Webcast

Vistra will host a webcast today, Feb. 28, 2024, beginning at 10 a.m. ET (9 a.m. CT) to discuss these results and related matters. The live webcast and the accompanying slides that will be discussed on the call can be accessed via Vistra’s website at www.vistracorp.com under “Investor Relations” and then “Events & Presentations.” Participants can also listen by phone by registering here prior to the start time of the call to receive a conference call dial-in number. A replay of the webcast will be available on Vistra’s website for one year following the live event.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra’s earnings releases), “Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, and other items described from time to time in Vistra’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment), “Net Income (Loss) from Ongoing Operations” (net income less net income from Asset Closure segment), and “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth) are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both Net Income prepared in accordance with GAAP and Adjusted EBITDA. Vistra uses Adjusted Free Cash Flow before Growth as a measure of liquidity and believes that analysis of its ability to service its cash obligations is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a

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Feb. 28, 2024, Page 5

measure of liquidity, and Vistra’s management and board of directors have found it informative to view the Asset Closure segment as separate and distinct from Vistra’s ongoing operations. Vistra uses Net Income (Loss) from Ongoing Operations as a non-GAAP measure that is most comparable to the GAAP measure Net Income in order to illustrate the company’s Net Income excluding the effects of the Asset Closure segment, as well as a measure to compare to Ongoing Operations Adjusted EBITDA. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistracorp.com

Analysts

Eric Micek

214-812-0046

Investor@vistracorp.com

1 Ongoing Operations excludes the Asset Closure segment. Net Income (Loss) from Ongoing Operations, Ongoing Operations Adjusted EBITDA, and Ongoing Operations Adjusted Free Cash Flow before Growth are non-GAAP financial measures. Any reference to “Ongoing Operations Adjusted FCFbG” is a reference to Ongoing Operations Adjusted Free Cash Flow before Growth. See the “Non-GAAP Reconciliation” tables for further detail. Total segment information may not tie due to rounding.

2 Upon movement of the Edwards Power Plant to the Asset Closure segment effective Jan. 1, 2023, prior year results were retrospectively adjusted for comparative purposes.

3 2024 guidance ranges are for Vistra standalone, without any estimated impacts of Energy Harbor performance.

4 Reflects the potential midpoint opportunity range of Ongoing Operations Adjusted EBITDA for 2025 based on market curves as of Nov. 2, 2023; does not include the incremental Adj. EBITDA contribution expected from the Energy Harbor acquisition; this range of estimated opportunities is not intended to be guidance.

5 The Company expects to use cash on hand and borrowings under its Accounts Receivable and other liquidity facilities to fund the approximately $3.1 billion cash necessary to close the Energy Harbor acquisition.

About Vistra

Vistra (NYSE: VST) is a leading, Fortune 500 integrated retail electricity and power generation company based in Irving, Texas, providing essential resources for customers, commerce, and communities. With operations in 20 states and the District of Columbia, Vistra combines an innovative, customer-centric approach to retail with safe, reliable, and efficient power generation. Learn more at https://www.vistracorp.com.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Corp. (“Vistra”) operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, financial condition and cash flows, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident”, “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”), are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state

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Feb. 28, 2024, Page 6

laws and regulations; (ii) the ability of Vistra to execute upon its contemplated strategic, capital allocation, performance, and cost-saving initiatives, including the acquisition of Energy Harbor, and to successfully integrate acquired businesses; (iii) actions by credit ratings agencies; (iv) the severity, magnitude and duration of extreme weather events, contingencies and uncertainties relating thereto, most of which are difficult to predict and many of which are beyond our control, and the resulting effects on our results of operations, financial condition and cash flows; and (v) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K for the year ended December 31, 2023.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Vistra – Press Release

Feb. 28, 2024, Page 7

VISTRA CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions of Dollars)

	Year Ended December 31,
	2023	2022	2021
Operating revenues	$14,779	$13,728	$12,077
Fuel, purchased power costs and delivery fees	(7,557)	(10,401)	(9,169)
Operating costs	(1,702)	(1,645)	(1,559)
Depreciation and amortization	(1,502)	(1,596)	(1,753)
Selling, general and administrative expenses	(1,308)	(1,189)	(1,040)
Impairment of long-lived and other assets	(49)	(74)	(71)

Operating income (loss)	2,661	(1,177)	(1,515)
Other income	257	117	140
Other deductions	(14)	(4)	(16)
Interest expense and related charges	(740)	(368)	(384)
Impacts of Tax Receivable Agreement	(164)	(128)	53

Net income (loss) before income taxes	2,000	(1,560)	(1,722)
Income tax (expense) benefit	(508)	350	458

Net income (loss)	1,492	(1,210)	(1,264)
Net (income) loss attributable to noncontrolling interest	1	(17)	(10)

Net income (loss) attributable to Vistra	1,493	(1,227)	(1,274)
Cumulative dividends attributable to preferred stock	(150)	(150)	(21)

Net income (loss) attributable to Vistra common stock	$1,343	$(1,377)	$(1,295)

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Feb. 28, 2024, Page 8

VISTRA CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Millions of Dollars)

	Year Ended December 31,
	2023	2022	2021
Cash flows — operating activities:
Net income (loss)	$1,492	$(1,210)	$(1,264)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	1,956	2,047	2,050
Deferred income tax expense (benefit), net	457	(359)	(475)
Gain on sale of land	(95)	(8)	(9)
Impairment of long-lived and other assets	49	74	71
Unrealized net (gain) loss from mark-to-market valuations of commodities	(490)	2,510	759
Unrealized net (gain) loss from mark-to-market valuations of interest rate swaps	36	(250)	(134)
Change in asset retirement obligation liability	27	13	(5)
Asset retirement obligation accretion expense	34	34	38
Impacts of Tax Receivable Agreement	164	128	(53)
Gain on TRA settlement	(29)	—	—
Bad debt expense	164	179	110
Stock-based compensation	77	63	47
Other, net	103	(71)	50
Changes in operating assets and liabilities:
Accounts receivable — trade	214	(852)	(228)
Inventories	(174)	36	(100)
Accounts payable — trade	(350)	94	402
Commodity and other derivative contractual assets and liabilities	82	(228)	32
Margin deposits, net	1,899	(1,874)	(1,000)
Uplift securitization proceeds receivable from ERCOT	—	544	(544)
Accrued interest	46	16	13
Accrued taxes	5	(8)	(20)
Accrued employee incentive	58	21	(68)
Asset retirement obligation settlement	(81)	(87)	(88)
Major plant outage deferral	(32)	20	2
Other — net assets	84	(17)	(27)
Other — net liabilities	(243)	(330)	235

Cash provided by (used in) operating activities	5,453	485	(206)

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Feb. 28, 2024, Page 9

VISTRA CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Millions of Dollars)

	Year Ended December 31,
	2023	2022	2021
Cash flows — investing activities:
Capital expenditures, including nuclear fuel purchases and LTSA prepayments	(1,676)	(1,301)	(1,033)
Proceeds from sales of nuclear decommissioning trust fund securities	601	670	483
Investments in nuclear decommissioning trust fund securities	(624)	(693)	(505)
Proceeds from sales of environmental allowances	500	1,275	392
Purchases of environmental allowances	(1,071)	(1,303)	(605)
Insurance proceeds	15	39	89
Proceeds from sales of property, plant and equipment	115	78	30
Other, net	(5)	(4)	(4)

Cash used in investing activities	(2,145)	(1,239)	(1,153)

Cash flows — financing activities:
Issuances of preferred stock	—	—	2,000
Issuances of long-term debt	2,498	1,498	1,250
Repayments/repurchases of debt	(33)	(251)	(381)
Borrowings under Term Loan A	—	—	1,250
Repayment under Term Loan A	—	—	(1,250)
Proceeds from forward capacity agreement	—	—	500
Net borrowings/(repayments) under accounts receivable financing	(425)	425	(300)
Borrowings under Revolving Credit Facility	100	1,750	1,450
Repayments under Revolving Credit Facility	(350)	(1,500)	(1,450)
Borrowings under Commodity-Linked Facility	—	3,150	—
Repayments under Commodity-Linked Facility	(400)	(2,750)	—
Debt issuance costs	(59)	(31)	(13)
Stock repurchases	(1,245)	(1,949)	(471)
Dividends paid to common stockholders	(313)	(302)	(290)
Dividends paid to preferred stockholders	(150)	(151)	—
Other, net	83	31	(21)

Cash provided by (used in) financing activities	(294)	(80)	2,274

Net change in cash, cash equivalents and restricted cash	3,014	(834)	915
Cash, cash equivalents and restricted cash — beginning balance	525	1,359	444

Cash, cash equivalents and restricted cash — ending balance	$3,539	$525	$1,359

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VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE YEAR ENDED DECEMBER 31, 2023

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$424	$354	$1,160	$454	$633	$(1,527)	$1,498	$(6)	$1,492
Income tax expense	—	—	1	—	—	507	508	—	508
Interest expense and related charges (a)	20	(21)	—	(8)	2	742	735	5	740
Depreciation and amortization (b)	102	635	647	79	62	68	1,593	—	1,593

EBITDA before Adjustments	546	968	1,808	525	697	(210)	4,334	(1)	4,333
Unrealized net (gain) loss resulting from hedging transactions	586	799	(1,117)	(267)	(455)	—	(454)	(36)	(490)
Impacts of Tax Receivable Agreement (c)	—	—	—	—	—	135	135	—	135
Non-cash compensation expenses	—	—	—	—	—	78	78	—	78
Transition and merger expenses	—	1	1	—	1	47	50	—	50
Impairment of long-lived and other assets	—	—	—	—	49	—	49	—	49
PJM capacity performance default impacts (d)	—	—	3	—	6	—	9	—	9
Winter Storm Uri (e)	(52)	4	—	—	—	—	(48)	—	(48)
Other, net	25	(2)	12	5	60	(113)	(13)	(2)	(15)

Adjusted EBITDA	$1,105	$1,770	$707	$263	$358	$(63)	$4,140	$(39)	$4,101

(a)	Includes $36 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $91 million in the Texas segment.
(c)	Includes $29 million gain recognized on the repurchase of TRA Rights in December 2023.
(d)	Represents estimate of anticipated market participant defaults or settlements on initial PJM capacity performance penalties due to extreme magnitude of penalties associated with Winter Storm Elliott.
(e)

Includes the application of bill credits. The company incentivized certain large commercial and industrial customers to curtail their usage during Winter Storm Uri by providing bill credits for use in future periods. The company believes the inclusion of the bill credits as a reduction to Adjusted EBITDA in the years in which such bill credits are applied more accurately reflects its operating performance. We estimate remaining bill credit amounts to be applied in future periods for 2024 (approximately $11 million) and 2025 (approximately $26 million).

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VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE YEAR ENDED DECEMBER 31, 2022

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	1,158	(615)	(868)	(238)	(230)	(270)	$(1,063)	(147)	$(1,210)
Income tax benefit	—	—	—	—	—	(350)	(350)	—	(350)
Interest expense and related charges (a)	14	(20)	3	(6)	3	371	365	3	368
Depreciation and amortization (b)	145	623	706	42	66	69	1,651	31	1,682

EBITDA before Adjustments	1,317	(12)	(159)	(202)	(161)	(180)	603	(113)	490
Unrealized net (gain) loss resulting from hedging transactions	(291)	1,610	759	351	100	—	2,529	(19)	2,510
Generation plant retirement expenses	—	—	—	—	7	—	7	(3)	4
Fresh start / purchase accounting impacts	—	(2)	(1)	—	9	—	6	—	6
Impacts of Tax Receivable Agreement	—	—	—	—	—	128	128	—	128
Non-cash compensation expenses	—	—	—	—	—	65	65	—	65
Transition and merger expenses	7	—	1	—	—	5	13	—	13
Impairment of long-lived and other assets	—	—	—	—	74	—	74	—	74
Winter Storm Uri (c)	(141)	(178)	—	—	—	—	(319)	—	(319)
Other, net	31	20	8	3	13	(62)	13	10	23

Adjusted EBITDA	$923	$1,438	$608	$152	$42	$(44)	$3,119	$(125)	$2,994

(a)	Includes $250 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $86 million in the Texas segment.
(c)

Adjusted EBITDA impacts of Winter Storm Uri reflects $183 million related to a reduction in the allocation of ERCOT default uplift charges which were expected to be paid over several decades under protocols existing at the time of the storm and $144 million related to the application of bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri. The adjustment for ERCOT default uplift charges relates to (i) ERCOT receiving payments that reduced the market wide default balance and (ii) the fourth quarter 2022 derecognition of the remaining default balance in connection with a settlement between Brazos and ERCOT.

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VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED FREE CASH FLOW

FOR YEAR ENDED DECEMBER 31, 2023

(Unaudited) (Millions of Dollars)

	Ongoing Operations	Asset Closure	Vistra Consolidated
Adjusted EBITDA	$4,140	$(39)	$4,101
Interest paid, net (a)	(560)	—	(560)
Taxes paid net of refunds	(24)	—	(24)
Working capital and margin deposits	1,887	(3)	1,884
Accrued environmental allowances	336	—	336
Reclamation and remediation	(3)	(16)	(19)
Transition and merger expense, including severance	(58)	(23)	(81)
Other changes in other operating assets and liabilities	(63)	(121)	(184)

Cash provided by (used in) operating activities	$5,655	$(202)	$5,453
Capital expenditures including nuclear fuel purchases and LTSA prepayments (b)	(994)	—	(994)
Development and growth expenditures	(682)	—	(682)
(Purchase)/sale of environmental allowances	(571)	—	(571)
Other net investing activities (c)	(5)	107	102

Free cash flow	$3,403	$(95)	$3,308
Working capital and margin deposits	(1,887)	3	(1,884)
Development and growth expenditures	682	—	682
Accrued environmental allowances	(336)	—	(336)
Purchases and sales of environmental credits and allowances, net	571	—	571
Transition and merger expense, including severance	58	23	81

Adjusted free cash flow before growth	$2,491	$(69)	$2,422

(a)	Net of interest received.
(b)	Includes $227 million LTSA prepaid capital expenditures.
(c)

Includes investments in and proceeds from the nuclear decommissioning trust fund, insurance proceeds, proceeds from sales of assets, proceeds from sales of nuclear fuel and other net investing cash flows.

Vistra – Press Release

Feb. 28, 2024, Page 13

VISTRA CORP. - NON-GAAP RECONCILIATIONS 2024 GUIDANCE[1]
(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Consolidated
	Low	High	Low	High	Low	High
Net Income (loss)	1,790	2,090	(140)	(40)	1,650	2,050
Income tax expense	500	600	0	0	500	600
Interest expense and related charges (a)	960	960	0	0	960	960
Depreciation and amortization (b)	1,650	1,650	0	0	1,650	1,650
EBITDA before adjustments	4,900	5,300	(140)	(40)	4,760	5,260

Unrealized net (gain) loss resulting from hedging transactions	(1,151)	(1,151)	(9)	(9)	(1,160)	(1,160)
Impacts of Tax Receivable Agreement	96	96	0	0	96	96
Non-cash compensation expenses	69	69	0	0	69	69
Transition and merger expenses	8	8	0	0	8	8
Interest Income	(220)	(220)	0	0	(220)	(220)
Other, net	(2)	(2)	4	4	2	2
Adjusted EBITDA guidance	3,700	4,100	(145)	(45)	3,555	4,055

Interest paid, net	(725)	(725)	0	0	(725)	(725)
Tax (paid) / received (c)	(22)	(22)	0	0	(22)	(22)
Tax Receivable Agreement payments	(28)	(28)	0	0	(28)	(28)
Working capital and margin deposits	498	498	0	0	498	498
Accrued environmental allowances	459	459	0	0	459	459
Reclamation and remediation	(31)	(31)	(95)	(95)	(126)	(126)
ERP implementation expenditures	(50)	(50)	0	0	(50)	(50)
Other changes in other operating assets and liabilities	(46)	(46)	(12)	(12)	(58)	(58)
Cash provided by operating activities	3,755	4,155	(252)	(152)	3,503	4,003

Capital expenditures including nuclear fuel purchases and LTSA prepayments	(924)	(924)	0	0	(924)	(924)
Solar and storage development expenditures	(745)	(745)	0	0	(745)	(745)
Other growth expenditures	(74)	(74)	0	0	(74)	(74)
(Purchase) sale of environmental allowances	(291)	(291)	0	0	(291)	(291)
Other net investing activities	11	11	0	0	11	11
Free cash flow	1,732	2,132	(252)	(152)	1,480	1,980

Working capital and margin deposits	(498)	(498)	0	0	(498)	(498)
Solar and storage development and other growth expenditures	745	745	0	0	745	745
Other growth expenditures	74	74	0	0	74	74
Accrued environmental allowances	(459)	(459)	0	0	(459)	(459)
Purchase (sale) of environmental allowances	291	291	0	0	291	291
Transition and merger expenditures	(35)	(35)	2	2	(33)	(33)
ERP implementation expenditures	50	50	0	0	50	50
Adjusted free cash flow before growth guidance	1,900	2,300	(250)	(150)	1,650	2,150

Vistra – Press Release

Feb. 28, 2024, Page 14

[1]	Regulation G Table for 2024 Guidance prepared as of Nov. 7, 2023; excludes any potential contributions from Energy Harbor’s performance.

(a)	Includes unrealized (gain) / loss on interest rate swaps of $50 million.
(b)	Includes nuclear fuel amortization of $107 million.
(c)	Includes state tax payments.